                                                                  Exhibit 10-e-1


                                 FIRST AMENDMENT
                                       TO
                               NORDSON CORPORATION
                   EXCESS DEFINED CONTRIBUTION RETIREMENT PLAN
                         (November 1, 1987 Restatement)



                           The Nordson Corporation Excess Defined Contribution
Retirement Plan (hereinafter referred to as the "Plan"), as originally established for the benefit of certain designated salaried employees effective as of November 1, 1985, and amended and restated in its entirety effective as of November 1, 1987, is hereby amended further, effective as January 1, 1988, to provide as follows:

         1. Section 1.1 of the Plan is amended by the addition of a new paragraph (f) at the end thereof to provide as follows:

                  (f) The term "Non-Union ESOP" shall mean the Nordson Corporation Non-Union Employees Stock Ownership Plan and Trust in effect on the date of an Employee's retirement, death, or other termination of employment.

         2. Sections 2.1 and 2.2 of the Plan are amended to provide as follows:

                  2.1 ELIGIBILITY. An Employee who is a Participant in the Employees' Savings Trust Plan or the Non-Union ESOP and whose benefits under either Plan have been limited by Section 401(a)(17), Section 402(g)(1), or
Section 415 of the Code, including limitations on tax-deferred and employer-matching contributions, shall be eligible for an excess retirement benefit determined by Section 2.2. In addition, in the event that the Tax Deferred Contributions of an eligible Employee under the Employees' Savings Trust Plan are limited by the provisions of Section 401(a)(17), Section 415, or
Section 402(g)(1) of the Code, such eligible Employee may elect to defer payment of that portion of his compensation that otherwise could have been made as Tax Deferred Contributions but for these limitations. The deferred payment election shall be made in writing by the eligible Employee and delivered to the Company prior to the beginning of a Plan Year. The election shall be irrevocable until the first day of the next Plan Year. Notwithstanding any of the foregoing, any reference in Section 2.1 and 2.2 hereunder to the limitation imposed by Section 402(g)(1) of the Code shall automatically include any amendments to such limitation to reflect cost of living increases.

                  2.2 AMOUNT. The excess retirement benefit payable to an eligible Employee or his beneficiary shall be an amount equal to the sum of:

                           (i) the amount, if any, of the limited contributions an eligible Employee elected to defer in Section 2.1, except that if such limited contributions would be further restricted under the Employees' Savings Trust Plan for a Plan Year to comply with Section 401(k) of the Code with respect to the deferral of compensation by highly compensated employees, the amount determined hereunder shall be similarly limited; plus

                           (ii) an amount that, when added to the vested interest of such Employee in Employer Matching Contributions under the Employees' Savings Trust Plan, equals the value his vested interest in Employer Matching Contributions would have been on the date distribution commences under the Employees' Savings Trust Plan if the limitations of Section 401(a)(17), Section 415, or Section 402(g)(1) of the Code had not been in effect; plus

                           (iii) an amount, if any, equal to the value of the vested interest an eligible Employee would have been entitled to receive under the Non-Union ESOP if the limitations of Section 401(a)(17) or Section 415 of the Code had not been in effect.

                  In determining the value that an eligible Employee's interest under the Employees' Savings Trust Plan and under the Non-Union ESOP would have been if the limitations of Section 401(a)(17), Section 415, or Section 402(g)(1) of the Code had not been in effect as described in (i), (ii), and (iii) above, it shall be assumed that:

                                    (a) his Tax Deferred Contributions and his
                                    Employer Matching Contributions under the
                                    Employees' Savings Trust Plan and any
                                    Employer contributions under the Non-Union
                                    ESOP were deposited on the dates such
                                    contributions would have otherwise been made to the Employees' Savings Trust Plan or Non-Union ESOP, as applicable, and held in the guaranteed income contract maintained as part of the Guaranteed Fund that holds the largest amount of assets from the Employees' Savings Trust Plan for such year; and

                                    (b) the interest rate actually paid with respect to such guaranteed income contract under the Guaranteed Fund for the Employee's Savings Trust Plan was paid with respect to the contributions that would otherwise have been made under either Plan; and

                                    (c) such interest was reinvested in the
                                    Guaranteed Fund for the Employee's Savings
                                    Trust on the date and in the same manner as actual interest under the Guaranteed Fund.

                    *                  *                  *

         EXECUTED at Westlake, Ohio, this 29th day of May, 1989.

                                                       NORDSON CORPORATION

                                                       By ______________________
                                                          Title: